Chisholm, Bierwolf, Nilson & Morrill, LLC. [letterhead]

March 23, 2011

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements about our firm included under Item 4.01 “Changes in Registrant’s Certifying Accountant” in the Form 8-K dated March 23, 2011 of PSP Industries, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

Sincerely,

/s/Chisholm, Bierwolf, Nilson & Morrill

Chisholm, Bierwolf, Nilson & Morrill